GEHL COMPANY
NON-EMPLOYEE DIRECTORS’ COMPENSATION

Annual Retainer Fees

•	Board of Directors - An annual fee of $20,000.
•	Committee Chairman:
•	Audit Committee - An annual fee of $5,000
•	Compensation Committee - An annual fee of $3,000

Directors' Meeting Fee

Regular Meeting	$1,250 per meeting attended/participated
Telephonic Meeting	$1,250 per meeting attended/participated

Board Committee Fees - Regular and Telephonic

Chairman of Committee
Audit Committee	$2,500 per meeting attended/participated
Compensation & Benefits Committee	$1,500 per meeting attended/participated
Nominating Committee	$1,000 per meeting attended/participated
Other members
Audit Committee	$1,500 per meeting attended/participated
Compensation & Benefits Committee	$1,000 per meeting attended/participated
Nominating Committee	$ 750 per meeting attended/participated

Fee Payment

All fees will be paid on a quarterly basis.

Stock Option

Each year, on the day following the Annual Shareholders Meeting, a grant of 2,000 shares shall be made subject to the Gehl Company 2004 Equity Incentive Plan.

Expenses

All reasonable expenses for Board & Committee meetings will be reimbursed to include travel, meals, lodging, telephone, mailing, etc.

Travel and Accident Insurance

Insured for $250,000